EXHIBIT  99.9

BIRNER DENTAL MANAGEMENT SERVICES, INC.
3801 East Florida Avenue, Suite 508
Denver, Colorado 80210
303-691-0680

FOR IMMEDIATE RELEASE
January 11, 2007

                     BIRNER DENTAL MANAGEMENT SERVICES, INC.
    ANNOUNCES INCREASE IN ITS QUARTERLY DIVIDEND FROM $.13 TO $.15 PER SHARE

DENVER, COLORADO, January 11, 2007. BIRNER DENTAL MANAGEMENT SERVICES, INC. (NASDAQ CAPITAL MARKET: BDMS), operators of PERFECT TEETH dental practices announced that its board of directors has approved an increase in the Company's quarterly dividend to $.15 per share in 2007 from $.13 per share in 2006. The Company stated that the regular quarterly dividend will have similar record and payable dates as 2006.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 60 dental offices, of which 35 were acquired and 25 were de novo developments. The Company operates its dental offices under the PERFECT TEETH name.

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding the cash flow and financial position of the Company and the ability of the Company to pay dividends at the announced rate in 2007 and thereafter. These and other risks are set forth in the reports filed by the Company with the Securities and Exchange Commission.

For  Further  Information  Contact:
Birner  Dental  Management  Services,  Inc.
Dennis  Genty
Chief  Financial  Officer
(303) 691-0680